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                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Zebra Technologies Corporation:

We consent to the use of our reports dated February 7, 1997 on the consolidated financial statements and schedule of Zebra Technologies Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
August 8, 1997